Exhibit (5)(e)

UBS SERIES FUNDS

(UBS ULTRA SHORT INCOME FUND)

PRINCIPAL UNDERWRITING CONTRACT

CONTRACT made as of May 23, 2018, between UBS SERIES FUNDS, a Delaware statutory trust, (“Trust”) and UBS ASSET MANAGEMENT (US) INC., a Delaware corporation, (“UBS AM”).

WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company and currently offers distinct series of shares of beneficial interest, one of which is designated as UBS Ultra Short Income Fund (the “Series”), for which the Trust’s board of trustees (“Board”) has established an unlimited number of shares of beneficial interest as Class A shares, Class P shares and Class I shares (referred to collectively as “Shares”); and

WHEREAS the Trust desires to retain UBS AM as principal underwriter in connection with the offering and sale of the Shares of the Series and has adopted a separate Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act for the Series’ Class A shares (“Class A Plan”); and

WHEREAS UBS AM is willing to act as principal underwriter of the Shares of the Series on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. APPOINTMENT. The Trust hereby appoints UBS AM as its exclusive agent to be the principal underwriter to sell and to arrange for the sale of the Shares on the terms and for the period set forth in this Contract. UBS AM hereby accepts such appointment and agrees to act hereunder. It is understood, however, that this appointment does not preclude sales of the Shares directly through the Trust’s transfer agent in the manner set forth in the Registration Statement. As used in this Contract, the term “Registration Statement” shall mean the currently effective registration statement of the Trust, and any supplements thereto, under the Securities Act of 1933, as amended (“1933 Act”), and the 1940 Act.

2. SERVICES AND DUTIES OF UBS AM.

(a) UBS AM agrees to sell Shares on a best efforts basis from time to time during the term of this Contract as agent for the Trust and upon the terms described in the Registration Statement.

(b) Upon the later of the date of this Contract or the initial offering of Shares to the public by the Series, UBS AM will hold itself available to receive purchase orders, satisfactory to UBS AM, for Shares of the Series and will accept such orders on behalf of the Trust as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Trust’s transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

(c) UBS AM in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers and other financial intermediaries as it may select. In making agreements with such dealers and other financial intermediaries, UBS AM shall act only as principal and not as agent for the Trust.

(d) The offering price of the Shares shall be the net asset value per share as next determined by the Trust following receipt of an order at UBS AM’s principal office plus the applicable initial sales charge, if any, computed as set forth in the Registration Statement. The Trust shall promptly furnish UBS AM with a statement of each computation of net asset value.

(e) UBS AM shall not be obligated to sell any certain number of Shares.

(f) To facilitate redemption of Shares by shareholders directly or through dealers or other financial intermediaries, UBS AM is authorized but not required on behalf of the Trust to repurchase Shares presented to it by shareholders, dealers and other financial intermediaries at the price determined in accordance with, and in the manner set forth in, the Registration Statement. Such price shall reflect the subtraction of the contingent deferred sales charge, if any, computed in accordance with and in the manner set forth in the Registration Statement.

(g) UBS AM shall provide ongoing shareholder services, which include responding to shareholder inquiries, providing shareholders with information on their investments in the Shares and any other services now or hereafter deemed to be appropriate activities for the payment of “service fees” under Rule 2341 of the Conduct Rules of the Financial Industry Regulatory Authority (collectively, “service activities”).

(h) UBS AM shall have the right to use any list of shareholders of the Trust or any other list of investors which it obtains in connection with its provision of services under this Contract; provided, however, that UBS AM shall not sell or knowingly provide such list or lists to any unaffiliated person.

3. AUTHORIZATION TO ENTER INTO DEALER AGREEMENTS AND OTHER CONTRACTS WITH FINANCIAL INTERMEDIARIES AND TO DELEGATE DUTIES AS PRINCIPAL UNDERWRITER. With respect to the Shares of the Series, UBS AM may enter into agreements with any registered and qualified dealer and other financial intermediaries with respect to sales of Shares or the provision of service activities. In a separate contract or as part of any such agreement, UBS AM also may delegate to any registered and qualified dealer or other financial intermediary any or all of its duties specified in this Contract, provided that such separate contract or agreement imposes on the counterparty bound thereby applicable duties and conditions to which UBS AM is subject under this Contract.

4. SERVICES NOT EXCLUSIVE. The services furnished by UBS AM hereunder are not to be deemed exclusive and UBS AM shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of UBS AM, who may also be a Board member, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

5. COMPENSATION.

(a) As compensation for its service activities under this contract with respect to Class A shares, UBS AM shall receive from the Trust a service fee at the rate and under the terms and conditions of the Class A Plan, as amended from time to time, and subject to any further limitations on such fee as the Board may impose.

(b) As compensation for its activities under this contract with respect to the distribution of Shares, UBS AM shall retain the initial sales charge, if any, on purchases of Shares as set forth in the Registration Statement. UBS AM is authorized to collect the gross proceeds derived from the sale of Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the initial sales charge, if any.

(c) As compensation for its activities under this contract with respect to the distribution of Shares, UBS AM shall receive all contingent deferred sales charges imposed on redemptions of Shares, if any. Whether and at what rate a contingent deferred sales charge will be imposed with respect to a redemption shall be determined in accordance with, and in the manner set forth in, the Registration Statement.

(d) UBS AM may reallow any or all of the initial sales charges, contingent deferred sales charges, distribution fees or service fees, if any, which it is paid under this Contract to such dealers or other financial intermediaries as UBS AM may from time to time determine.

6. DUTIES OF THE TRUST.

(a) The Trust reserves the right at any time to withdraw offering any class or classes of Shares of the Series by written notice to UBS AM at its principal office.

(b) The Trust shall keep UBS AM fully informed of its affairs and shall make available to UBS AM copies of all information, financial statements, and other documents which UBS AM may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of the Series as UBS AM may request, and the Trust shall cooperate fully in the efforts of UBS AM to sell and arrange for the sale of the Shares of the Series and in the performance of UBS AM under this Contract.

(c) The Trust shall take, from time to time, all necessary action, including payment of the related filing fee, as may be necessary to register its Shares under the 1933 Act to the end that there will be available for sale such number of Shares as UBS AM may be expected to sell. The

Trust agrees to file, from time to time, such amendments, reports, and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, nor any omission of a material fact which omission would make the statements therein misleading.

(d) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of the Series for sale under the securities laws of such states or other jurisdictions as UBS AM and the Trust may approve, provided that the Trust shall not be required to amend its Trust Instrument or By-Laws to comply with the laws of any jurisdiction, to maintain an office in any jurisdiction, to change the terms of the offering of the Shares in any jurisdiction from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any jurisdiction, or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering of the Shares. UBS AM shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

7. EXPENSES OF THE TRUST. Unless otherwise provided in the Investment Advisory and Administration Contract pertaining to the Series, the Trust shall bear all costs and expenses of registering the Shares with the Securities and Exchange Commission (“Commission”) and qualifying the Shares for offer and sale with state and other regulatory bodies, and shall assume expenses related to communications with shareholders of the Series, including (i) fees and disbursements of its counsel and independent public accountant; (ii) the preparation, filing and printing of registration statements and/or prospectuses or statements of additional information required under the federal securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses, statements of additional information and proxy materials to shareholders; and (iv) the qualifications of Shares for sale under the securities laws of such jurisdictions as shall be selected by the Trust and UBS AM pursuant to Paragraph 6(d) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein.

8. EXPENSES OF UBS AM. UBS AM shall bear all costs and expenses of (i) preparing, printing and distributing any materials not prepared by the Trust and other materials used by UBS AM in connection with the sale of Shares under this Contract, including the additional cost of printing copies of prospectuses, statements of additional information, and annual and interim shareholder reports other than copies thereof required for distribution to existing shareholders or for filing with any federal or state securities authorities; (ii) any expenses of advertising incurred by UBS AM in connection with such offering; (iii) the expenses of registration or qualification of UBS AM as a broker or dealer under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to UBS AM’s employees and others for selling Shares, and all expenses of UBS AM, its employees and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts.

9. INDEMNIFICATION.

(a) The Trust agrees to indemnify, defend and hold UBS AM, its officers and directors, and any person who controls UBS AM within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which UBS AM, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by UBS AM to the Trust for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or Board member of the Trust or who controls the Trust within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect UBS AM against any liability to the Trust or to the shareholders of the Series to which UBS AM would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Contract. The Trust shall not be liable to UBS AM under this indemnity agreement with respect to any claim made against UBS AM or any person indemnified unless UBS AM or other such person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon UBS AM or such other person (or after UBS AM or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to UBS AM or any person against whom such action is brought otherwise than on account of this indemnity agreement. The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity agreement. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Trust agrees to notify UBS AM promptly of the commencement of any litigation or proceedings against it or any of its officers or Board members in connection with the issuance or sale of any of its Shares.

(b) UBS AM agrees to indemnify, defend, and hold the Trust, its officers and Board members and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses

(including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its Board members or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished by UBS AM to the Trust for use in the Registration Statement, arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading, or arising out of any agreement between UBS AM and any retail dealer or other financial intermediary, or arising out of any supplemental sales literature or advertising used by UBS AM in connection with its duties under this Contract. UBS AM shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if UBS AM elects to assume the defense, the defense shall be conducted by counsel chosen by UBS AM and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that UBS AM elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If UBS AM does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

10. SERVICES PROVIDED TO THE TRUST BY EMPLOYEES OF UBS AM. Any person, even though also an officer, director, employee or agent of UBS AM, who may be or become an officer, Board member, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting in any business of the Trust, to be rendering such services to or acting solely for the Trust and not as an officer, director, employee or agent or one under the control or direction of UBS AM even though paid by UBS AM.

11. CENTRALIZED FUNCTIONS; USE OF DATA. UBS AM is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “UBS Group”). The UBS Group may centralize functions, including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, the Trust and the Series each consents to the disclosure of, and authorizes UBS AM to disclose, information regarding the Trust, the Series and their respective accounts (“Customer-Related Data”) to the UBS Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information. In addition, the UBS Group may aggregate Customer-Related Data with other data collected and/or calculated by the UBS Group, and the UBS Group will own all such aggregated data, provided that the UBS Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with either the Trust or the Series.

12. DURATION AND TERMINATION.

(a) This Contract shall become effective upon the date written above, provided that, with respect to any class of Shares of the Series, this Contract shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those Board members who are not interested persons of the Trust and, for a class of Shares for which a Shareholder Services Plan pursuant to Rule 12b-1 has been adopted, also have no direct or indirect financial interest in the operation of the Shareholder Services Plan or in any agreements related thereto (all such Board members collectively being referred to herein as the “Independent Board Members”), cast in person at a meeting called for the purpose of voting on such action.

(b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to a class of Shares of the Series by vote of a majority of the outstanding voting securities of that class of Shares of the Series.

(c) Notwithstanding the foregoing, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Board Members or, with respect to a given class of Shares, by vote of a majority of the outstanding voting securities of that class of Shares of the Series on sixty days’ written notice to UBS AM or by UBS AM at any time, without the payment of any penalty, on sixty days’ written notice to the Trust or the Series. This Contract will automatically terminate in the event of its assignment.

(d) Termination of this Contract with respect to a class of Shares of the Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other classes of Shares of the Series or any classes of shares of any other Series.

13. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

14. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party’s principal offices.

15. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that Paragraph 16 below will be construed in accordance with the laws of the State of Delaware. To the extent that the applicable laws of the State of New York or the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

16. LIMITATION OF LIABILITY OF THE BOARD MEMBERS AND SHAREHOLDERS OF THE TRUST. The Board members and the shareholders of the Trust shall not be liable for any obligations of the Trust or the Series under this Contract, and UBS AM agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Trust or the Series in settlement of such right or claims, and not to such Board members or shareholders.

17. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

UBS SERIES FUNDS UBS SERIES FUNDS

By: /s/ Eric Sanders	By: /s/ Keith A. Weller
Name: Eric Sanders	Name: Keith A. Weller
Title: Vice President & Assistant Secretary	Title: Vice President & Assistant Secretary

UBS ASSET MANAGEMENT (US) INC.	UBS ASSET MANAGEMENT (US) INC.

By: /s/ John W. Challice	By: /s/ William T. MacGregor
Name: John W. Challice	Name: William T. MacGregor
Title: Director	Title: Executive Director & Assistant Secretary

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